Exhibit 99.1

Ruckus Wireless Reports Fourth Quarter and

2012 Financial Results

•	Company achieves record quarterly revenue; fourth quarter revenue grows 51% year-over-year to $62.2 million

•	2012 revenue grows 79% year-over-year to $214.7 million

•	Adds over 2,900 new end-customers in the fourth quarter, reaching over 21,700 total end-customers

•	$28.1 million of cash provided by operating activities for 2012

SUNNYVALE, CA – February 12, 2013 – Ruckus Wireless, Inc. (NYSE: RKUS) today announced financial results for its fourth quarter and year-ended December 31, 2012.

Financial Summary

Revenue for the fourth quarter was $62.2 million, an increase of 51% when compared to $41.0 million reported in the fourth quarter of 2011. GAAP net income for the fourth quarter was $1.9 million, compared with a net income of $3.2 million in the fourth quarter of 2011. Non-GAAP net income for the fourth quarter was $6.1 million, compared with non-GAAP net income of $4.9 million in the fourth quarter of 2011.

GAAP net income per diluted share was $0.03 for the fourth quarter of 2012 compared to $0.02 for the fourth quarter of 2011 based on net income attributable to common stockholders. Non-GAAP net income per diluted share was $0.07 for the fourth quarter of 2012 compared to $0.07 for the fourth quarter of 2011.

2012 revenue was $214.7 million, an increase of 79% when compared to $120.0 million reported in 2011. GAAP net income for 2012 was $31.7 million, compared with net income of $4.2 million in 2011. Non-GAAP net income for 2012 was $42.9 million, compared with $7.4 million in 2011.

GAAP net income per diluted share was $0.24 for 2012 compared to $0.02 for 2011 based on net income attributable to common stockholders. Non-GAAP net income per diluted share was $0.54 for 2012 compared to $0.11 for 2011. 2012 included a tax benefit of $17.2 million primarily related to the release of the valuation allowance on our net deferred tax assets.

A description of the non-GAAP calculations and reconciliation to comparable GAAP measures is provided in the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Financial Measures.”

“2012 was an exciting year for Ruckus Wireless. In addition to completing our IPO, we continued to make progress on our business objectives while growing our revenue 79% and significantly increasing profitability over the prior year,” said, Selina Lo, President and Chief Executive Officer at Ruckus Wireless. “Our differentiated, carrier-class Wi-Fi technology has positioned us as a leader in the nascent service provider Wi-Fi market; we also had the highest revenue growth rate, year-over-year and sequentially, among the top five revenue producers in enterprise Wi-Fi, according to the most recent Gartner Enterprise WLAN Equipment Market Shares report. A major beneficiary of the mobile internet movement, Wi-Fi is a secular growth opportunity and Ruckus is well positioned to capitalize on it in 2013 and beyond.”

Guidance

For the first quarter of 2013 ending March 31, 2013, the Company expects:

•	Total revenues in the range of $62 million to $64 million;

•	Non-GAAP net income per share will be between $0.03 and $0.04 using 95 million shares on a diluted basis.

Conference Call Information

Ruckus Wireless will host a conference call for analysts and investors to discuss its fourth quarter and 2012 results and outlook for its first quarter of 2013 at 2:00 p.m. Pacific time on February 12, 2013. A live audio webcast of the conference call along with supplemental financial information will also be accessible from the “Investors” section of the company’s website at http://investors.ruckuswireless.com. A replay will be available following the call for one week at the following numbers: (888) 286-8010 (domestic) or (617) 801-6888 (international) with ID# 73170206. An archived version of the audio from the call will be available for at least thirty days on the company’s website at http://investors.ruckuswireless.com.

Safe Harbor Statement

This press release contains forward-looking statements, including statements regarding Ruckus Wireless’s expectations for the first quarter of 2013 and statements regarding momentum in the company’s business. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: growth of the market for Ruckus Wireless products, the lengthy sales cycle for some products, risks associated with Ruckus Wireless’s rapid growth, competition, reliance on third parties, international operations, intellectual property, Ruckus Wireless’s limited operating history, particularly as a new public company; and general market, political, economic and business conditions.

Additional risks and uncertainties that could affect Ruckus Wireless’s financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the company’s final prospectus for its initial public offering, which was filed with the U.S. Securities and Exchange Commission on November 16, 2012, and is available on the company’s investor relations website at investors.ruckuswireless.com and on the SEC’s website at www.sec.gov. Additional information will also be set forth in Ruckus Wireless’s annual report on Form 10-K and other filings that the company makes with the SEC from time to time. All forward-looking statements in this press release are based on information available to the company as of the date hereof, and Ruckus Wireless does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Non-GAAP Financial Measures

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including non-GAAP gross profit and gross margin, non-GAAP operating income and operating margin, non-GAAP net income, non-GAAP dilutive net income per share and non-GAAP diluted weighted average shares outstanding. We also provide first quarter 2013 non-GAAP dilutive net income per share and non-GAAP diluted weighted average shares outstanding. We believe these non-GAAP financial measures are helpful in understanding our past financial performance and future results. Our non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies.

Our non-GAAP financial measures include adjustments based on the following items:

Stock-based compensation expenses: We have excluded the effect of stock-based compensation from our non-GAAP operating results. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP operating results. Amortization of intangible assets is a non-cash expense, and it is not part of our core operations. Investors should note that the use of intangible assets contributed to revenues earned during the periods presented and will contribute to future period revenues as well.

Change in fair value of preferred stock warrants: We have excluded the effect of the expense resulting from the change in fair value of preferred stock warrants from our non-GAAP operating results. The change in fair value is a non-cash expense, and it is not part of our core operations. Upon completion of our IPO in November 2012, all preferred stock warrants converted to common stock warrants.

Our non-GAAP Financial Measures are described as follows:

Non-GAAP gross profit and gross margin - Non-GAAP gross profit is gross profit as reported on our consolidated statements of operations, excluding the impact of stock-based compensation and intangible asset amortization expense. Non-GAAP gross margin is non-GAAP gross profit divided by net revenue.

Non-GAAP operating income and operating margin - Non-GAAP operating income is income from operations as reported on our consolidated statements of operations, excluding the impact of stock-based compensation and intangible asset amortization expense. Non-GAAP operating margin is non-GAAP operating income divided by net revenue.

Non-GAAP net income and diluted income per share - Non-GAAP net income is net income as reported on our consolidated statements of operations, excluding the impact of stock-based compensation, intangible asset amortization expense, and the change in fair value of preferred stock warrants. Non-GAAP diluted income per share is non-GAAP net income divided by the weighted average diluted shares outstanding. Non-GAAP diluted weighted average shares outstanding was computed to give effect to the conversion of all redeemable convertible preferred stock, as if conversion had occurred at the beginning of the period.

For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of GAAP to Non-GAAP Financial Measures.”

ABOUT RUCKUS WIRELESS

Headquartered in Sunnyvale, CA, Ruckus Wireless (NYSE: RKUS) is a global supplier of advanced wireless systems for the rapidly expanding mobile internet infrastructure market. With 2012 revenues of $214.7 million, the company offers a wide range of indoor and outdoor “Smart Wi-Fi” products to mobile carriers, broadband service providers, and corporate enterprises, and has more than 21,700 end-customers worldwide. Ruckus technology addresses Wi-Fi capacity and coverage challenges caused by the ever-increasing amount of traffic on wireless networks due to accelerated adoption of mobile devices such as smartphones and tablets. Ruckus invented and has patented state-of-the-art wireless voice, video, and data technology innovations, such as adaptive antenna arrays that extend signal range, increase client data rates, and avoid interference, ensuring consistent and reliable distribution of delay-sensitive multimedia content and services over standard 802.11 Wi-Fi. For more information, visit http://www.ruckuswireless.com.

Investor Relations Contact

Nicole Noutsios

NMN Advisors (for Ruckus Wireless)

ir@ruckuswireless.com

1+510-315-1003

Media Contact

Mark Priscaro

Ruckus Wireless

mark.priscaro@ruckuswireless.com

1+408-604-8531

Ruckus Wireless, Inc.

Consolidated Statement of Operations – GAAP Basis

(In thousands, except per share data)

(Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Revenues:
Product	$57,953	$39,197	$201,913	$114,684
Service	4,211	1,839	12,740	5,339

Total revenues	62,164	41,036	214,653	120,023

Cost of revenues:
Product	19,528	14,322	70,478	44,705
Service	1,923	735	5,306	2,502

Total cost of revenues	21,451	15,057	75,784	47,207

Gross profit	40,713	25,979	138,869	72,816
Operating expenses:
Research and development	13,343	7,698	43,821	24,892
Sales and marketing	16,427	11,161	56,209	32,659
General and administrative	6,444	2,653	20,237	8,524

Total operating expenses	36,214	21,512	120,267	66,075

Operating income	4,499	4,467	18,602	6,741
Interest expense	—	(372)	(472)	(1,025)
Other expense, net	(2,096)	(788)	(3,664)	(1,215)

Income before income taxes	2,403	3,307	14,466	4,501
Income tax benefit (expense)	(531)	(109)	17,238	(315)

Net income	$1,872	$3,198	$31,704	$4,186

Net income attributable to common stockholders	$1,676	$659	$9,036	$379

Net income per share attributable to common stockholders:
Basic	$0.04	$0.04	$0.36	$0.02

Diluted	$0.03	$0.02	$0.24	$0.02

Weighted average shares used in computing net income per share attributable to common stockholders:
Basic	44,360	17,122	24,847	15,584

Diluted	60,931	26,662	37,775	23,269

Ruckus Wireless, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

(Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Gross Profit Reconciliation:
GAAP gross profit:	$40,713	$25,979	$138,869	$72,816
Stock-based compensation	106	50	243	148
Amortization of intangible assets	330	289	1,320	289

Non-GAAP gross profit:	$41,149	$26,318	$140,432	$73,253

Gross Margin Reconciliation:
GAAP gross margin:	65.5%	63.3%	64.7%	60.7%
Stock-based compensation	0.2%	0.1%	0.1%	0.1%
Amortization of intangible assets	0.5%	0.7%	0.6%	0.2%

Non-GAAP gross margin:	66.2%	64.1%	65.4%	61.0%

Operating Income Reconciliation:
GAAP operating income:	$4,499	$4,467	$18,602	$6,741
Stock-based compensation	3,171	798	8,451	2,268
Amortization of intangible assets	330	289	1,320	289

Non-GAAP operating income:	$8,000	$5,554	$28,373	$9,298

Operating Margin Reconciliation:
GAAP operating margin:	7.3%	10.9%	8.7%	5.6%
Stock-based compensation	5.1%	1.9%	3.9%	1.9%
Amortization of intangible assets	0.5%	0.7%	0.6%	0.2%

Non-GAAP operating margin:	12.9%	13.5%	13.2%	7.7%

Net Income Reconciliation:
GAAP net income:	$1,872	$3,198	$31,704	$4,186
Stock-based compensation	3,171	798	8,451	2,268
Amortization of intangible assets	330	289	1,320	289
Change in fair value of preferred stock warrants	1,889	670	2,843	867
Income tax effect of non-GAAP exclusions(1)	(1,191)	(58)	(1,369)	(175)

Non-GAAP net income:	$6,071	$4,897	$42,949	$7,435

Non-GAAP diluted net income per share:	$0.07	$0.07	$0.54	$0.11

(1)	The Company presents income tax related to non-GAAP adjustments using the effective tax rate calculated for GAAP purposes. For the year ended December 31, 2012, however, the non-GAAP effective tax rate was modified for certain one-time items such as the release of the valuation allowance for better comparability of effects on other periods presented.

	Quarter Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Shares used in computing non-GAAP net income per share reconciliation
Weighted-average shares outstanding used in calculating GAAP diluted net income per share	60,931	26,662	37,775	23,269
Additional dilutive securities for non-GAAP income	26,118	—	42,000	—
Conversion of convertible preferred stock upon IPO	—	43,285	—	43,285

Weighted-average shares outstanding used in calculating non-GAAP diluted net income per share	87,049	69,947	79,775	66,554

Ruckus Wireless, Inc.

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$133,386	$11,200
Accounts receivable, net of allowance for doubtful accounts of $140 and $117 as of December 31, 2012 and 2011, respectively	41,296	20,402
Inventories	19,041	10,925
Deferred costs	5,188	1,489
Deferred tax assets	9,055	231
Prepaid expenses and other current assets	2,722	1,409

Total current assets	210,688	45,656
Property and equipment, net	8,959	4,555
Goodwill	9,031	9,031
Intangible assets, net	4,991	6,311
Noncurrent deferred tax asset	9,214	—
Other assets	956	137

Total assets	$243,839	$65,690

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$16,164	$11,319
Short-term credit facility	—	5,000
Accrued compensation	9,447	4,874
Accrued liabilities	5,371	4,269
Liabilities related to acquisitions	2,000	4,600
Current portion of loans payable	—	3,262
Deferred revenue	36,613	15,259

Total current liabilities	69,595	48,583
Noncurrent portion of loans payable	—	5,207
Noncurrent deferred revenue	3,873	1,922
Noncurrent deferred tax liabilities	—	268
Preferred stock warrant liability	—	1,050
Other noncurrent liabilities	160	2,146

Total liabilities	73,628	59,176
Redeemable convertible preferred stock, $0.001 par value per share; zero and 43,609 shares authorized as of December 31, 2012 and 2011, respectively; zero and 43,285 shares issued and outstanding as of December 31, 2012 and 2011, respectively	—	51,257
Stockholders’ equity (deficit):
Preferred stock, $0.001 par value per share; 10,000 and zero shares authorized as of December 31, 2012 and 2011, respectively; no shares issued and outstanding as of December 31, 2012 and 2011	—	—
Common stock, $0.001 par value; 250,000 and 95,000 shares authorized as of December 31, 2012 and 2011, respectively: 74,166 and 18,273 shares issued and outstanding at December 31, 2012 and 2011, respectively	74	18
Additional paid–in capital	193,731	10,537
Accumulated Deficit	(23,594)	(55,298)

Total stockholders’ equity (deficit)	170,211	(44,743)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$243,839	$65,690